SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

☐  Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event reported):  November 27, 2001

BANCTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-1559633
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

0-9859
(Commission File Number)

2701 E. Grauwyler Road Irving, Texas  75061
(Address of principal executive offices, including zip code)

(972-579-6000)
(Registrant’s telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On November 27, 2002, BancTec, Inc. (“BTI”) completed the sale (the “Sale”) of its wholly owned subsidiary, BancTec Japan (“BTJ”), to JAFCO MBO Co., Ltd. (“JAFCO”) pursuant to a Stock Purchase Agreement dated as of November 27, 2002, between BTI and JAFCO (the “Stock Purchase Agreement”).  The Sale involved two separate transactions: (1) the purchase by JAFCO of 100% of the outstanding shares of BTJ for 6.5 billion Japanese Yen, and (2) a one-time, up-front payment by BTJ of 4.0 billion Japanese Yen under certain distribution and licensing agreements.  Under such agreements, BTJ will continue to supply BancTec products and services in its markets, and will continue to operate under the name “BancTec Japan”.  After foreign currency conversions and transaction costs, BTI received approximately $82.5 million in aggregate net proceeds.

The foregoing summary does not purport to be a complete statement of the terms of the Sale, and is qualified in its entirety by reference to the Stock Purchase Agreement, which has been filed as Exhibit 10.1 to this report and is incorporated herein by this reference.

ITEM 5.  OTHER EVENTS

BTI Holding Company Structure

Effective as of November 1, 2002, BTI and the owners of all the outstanding capital stock of BTI consummated a series of transactions in order to create a two-tier holding company structure above BTI.   As a consequence of the restructuring, all the outstanding capital stock of BTI and warrants to purchase capital stock of BTI (but not employee stock options) are currently held by BancTec Intermediate Holding, Inc., a Delaware corporation (“Intermediate Holding”).  In turn, all the outstanding capital stock of Intermediate Holding is currently held by BancTec Upper-Tier Holding, LLC, a Delaware limited liability company (“Upper-Tier Holding”), whose members consist of the prior owners of all the outstanding capital stock of BTI and senior management of BTI (or entities controlled by them).

As part of the restructuring, WCAS Capital Partners III, L.P. contributed to Upper-Tier Holding the Senior Subordinated Note Due 2009 originally issued to it by BTI, together with pay-in-kind interest thereon, in an aggregate principal amount of approximately $193.8 million (the “Sponsor Notes”).  In addition, senior management of BTI (or entities controlled by them) made an aggregate cash capital contribution of $100,000 to Upper-Tier Holding in exchange for capital interests and carried interests in Upper-Tier Holding.  Such cash was immediately contributed to Intermediate Holding, which, in turn, contributed such amount to BTI in exchange for 667 shares of Series A Preferred Stock of BTI.

Waivers, Consents and Amendments to Revolving Credit Facility

In connection with the holding company restructuring described above, BTI and Heller Financial, Inc. entered into a Waiver, Consent and Amendment, a copy of which has been filed with this report as Exhibit 10.2.  In addition, in connection with the sale of BTJ described in Item 2 above, BTI and Heller Financial, Inc. entered into a Fourth Amendment to Loan and Security Agreement dated as of November 27, 2002, a copy of which has been filed with this report as Exhibit 10.3.  Exhibits 10.2 and 10.3 are incorporated herein by this reference.

Partial Repayment of Sponsor Notes

On December 6, 2002, and December 9, 2002, BTI made aggregate payments of $90.0 million to repay a portion of the Sponsor Notes held by Upper-Tier Holding, thereby reducing the outstanding principal amount of the Sponsor Notes to approximately $103.8 million.

ITEM 7.                                                     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a)              Not applicable.

b)             Pro forma financial information.  (The Registrant intends to file such information on or before February 10, 2003.)

c)              Exhibits

10.1                                             Stock Purchase Agreement, dated as of November 27, 2002, between BancTec, Inc. and JAFCO MBO Co., Ltd.

10.2                                             Loan and Security Agreement—Waiver, Consent and Amendment Relating to BancTec Restructuring, dated November 1, 2002

10.3                                             Fourth Amendment to Loan and Security Agreement, dated November 27, 2002

99.1               Press Release dated December 2, 2003

ITEM 9.  REGULATION FD DISCLOSURE

On December 2, 2003, BTI issued a press release announcing the Sale of BTJ.  The text of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCTEC, INC.

Date:	December 12, 2002	By:	/s/ Brian R. Stone
Brian R. Stone
Senior Vice President and Chief Financial Officer

EXHIBITS INDEX

Exhibit
Number	Description

10.1	Stock Purchase Agreement, dated as of November 27, 2002, between BancTec, Inc. and JAFCO MBO Co., Ltd.

10.2	Loan and Security Agreement—Waiver, Consent and Amendment Relating to BancTec Restructuring, dated November 1, 2002

10.3	Fourth Amendment to Loan and Security Agreement, dated November 27, 2002

99.1	Press Release dated December 2, 2003